UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2017

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CHF Solutions, Inc. (the “Company”) issued a press release on October 30, 2017 to announce its receipt of formal notice from The NASDAQ Stock Market LLC (“Nasdaq”) on October 27, 2017 that indicated that the Company has evidenced compliance with the minimum $1.00 bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2).  As a result of the foregoing, the Nasdaq listing matter has been closed.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer